                                                                   EXHIBIT 10.35

                   SOFTWARE RESELLER AND SERVICES AGREEMENT

     This Agreement is made and entered into as of December 31, 1998 (the "Effective Date"), by and between Liquid Audio, Inc. ("LA"), a corporation organized under the laws of the State of California, and Liquid Audio Korea Co., Ltd. ("Reseller"), a corporation organized under the laws of Korea. Capitalized terms not otherwise defined shall have their meaning as set forth in Section 1 below.

     WHEREAS, LA desires Reseller to perform certain services--described in "Scope of Services" below--to enable the distribution and utilization of Korean language versions of LA's software products (the "LA Software," as defined below) in the Licensed Territory.

     WHEREAS, Reseller desires: 1) to be appointed to perform such services, 2) that the LA Software be localized for use in the Licensed Territory, and 3) that LA cooperate with Reseller to cause certain Localized Versions of the LA Software to be developed.

     WHEREAS, LA is willing to make such appointment and to cooperate in the development of Localized Versions in exchange for the Reseller's payment obligations to LA hereunder, including certain minimum annual payment commitments, and in consideration of the fulfillment of certain preconditions and certain other promises, as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     1.   DEFINITIONS
          -----------

          a. "Dealer-Reseller" shall mean any dealer, reseller or other third party intermediary which (i) purchases Software Copies from Reseller for resale solely to End-Users hereunder, and not for further resale and (ii) is either a Subsidiary of Reseller or has been pre-approved in writing by LA. All Dealer-Resellers shall be identified in Exhibit C hereto, which shall be updated by addenda thereto signed by both parties from time to time.

          b. "Documentation" shall mean any instruction manuals or documentation provided by LA with the LA Software.

          c. "End-User" shall mean an end-user customer located within the Licensed Territory who is licensed to use a Software Copy for its internal purposes, and not for resale, redistribution, or any other purpose.

          d. "End-User License Agreement" shall mean an end user license agreement pursuant to which the Reseller licenses End-Users to use a Software Copy, which shall (i) be in a form approved by LA that is at least as protective of the Software Copy under applicable local law as LA's then-current standard end user license agreement for the applicable LA Software, (ii) require the End-Users to register their names and other appropriate information with Reseller as a condition to obtaining the LA Software and (iii) require the End-Users to register with LA's Liquid Operations Center before using the LA Software to purchase downloadable digital music files.

      * Certain information in this Exhibit has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          e. "Initial Term" means the initial term of this Agreement commencing upon the Effective Date and expiring on the date that is five (5) years thereafter.

          f. "LA Software" shall mean the United States version of the Liquid Audio software identified in Exhibit A hereto, and any Updates delivered by LA to Reseller and any Localized Versions prepared hereunder. LA may, at any time, amend Exhibit A to add other software products which shall be available to Reseller under the terms of this Agreement, and LA shall be under no obligation to continue the release of any software product, and may delete any discontinued software products from Exhibit A at any time upon written notice, provided however that, if, upon such written notice Reseller shall within fifteen (15) days thereof request that a product not be discontinued, LA shall use commercially reasonable efforts (which shall not result in material harm or cost to LA), to continue to provide to Reseller a product or products with substantially similar functionality.

          g. "LA Trade Secrets" shall mean certain know-how, techniques, processes, methods, and other trade secrets that may be disclosed by LA to the Reseller relating to the LA Software.

          h. "LAK Shareholders Agreement" shall mean that certain agreement dated as of December 31, 1998 between LA and SKM Limited ("SKM"), pursuant to which LA and SKM have agreed to the formation and management terms for Reseller.

          i. "License Term" means the Initial Term, and any Renewal Term, unless earlier terminated pursuant to the terms of Section 15 below.

          j. "Licensed Territory" means the Republic of Korea and the Democratic People's Republic of Korea as constituted on the Effective Date. The Licensed Territory may be extended by mutual written agreement to include additional territories in the Asia Pacific region for additional consideration payable to LA; provided, however that neither party shall have any obligation to negotiate or agree upon any such extension.

          k. "Localized Version" shall mean a version of the LA Software and Documentation that has been localized for use in the Korean language and has been (i) requested in writing by the Reseller with a detailed description of the desired localization changes, (ii) reasonably determined by LA to be commercially feasible to develop for resale; and (iii) reasonably determined by LA to constitute a necessary customization of the LA Software for use in the Licensed Territory.

          l. "Maintenance Services" means the sale of maintenance and support services to End-Users, which may include distribution of Updates, in accordance with LA's minimum requirements as set forth in Section 9(b) below.

          m. "Purchase Price" shall mean the price to Reseller for each Software Copy, calculated based on LA's then-current international retail list price for the applicable LA Software or Maintenance Services, subject to the applicable reseller discount, which discount shall not be less than [*]

     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          n. "Renewal Term" shall mean a renewal term of this Agreement commencing upon the expiration of the Initial Term and expiring on the date that is five (5) years thereafter.

          o. "Sale" or "selling" of the LA Software or Software Copies shall mean the sale of a license to use such Software or Software Copies. All
                   -------
references in this Agreement to the purchase, sale or distribution of Software or Software Copies shall mean the purchase, sale or distribution of a license to
                                                                      -------
use such Software or Software Copy.

          p. "Software Copy" or "Software Copies" shall mean an object code (machine-readable) copy or copies of the LA Software, together with a copy or copies of any accompanying Documentation relating thereto that is designated by LA for distribution to End-Users, along with all related materials required by LA for distribution of finished goods, including without limitation, duplication media, envelopes, labels, and packaging. All such copies shall be fixed on CD-ROM, diskette or other tangible media, except as expressly permitted in Section 7(a) below.

          q. "Subsidiaries" means all current and future business entities of which the Reseller owns, directly or indirectly, at least fifty percent (50%) of the equity securities or other equity interest granting voting rights exercisable in electing the management of the entities, for so long as such ownership exists.

          r. "Update" means a release or version of the LA Software that is generally made available at no additional cost to LA's end-user customers who have purchased support and maintenance services from LA.

     2. SCOPE OF SERVICES
        -----------------

          Reseller's services during the License Term in the Licensed Territory will include: (i) exclusive reselling and/or hosting of the LA Software for resale, including provision of maintenance and support in connection therewith,
(ii) development of a site on the World Wide Web for a Korean version of LA's Liquid Music Network ("LMN-K") that is a database of Web pages containing the content owned by licensees of the LA Software, and (iii) involvement, as required by LA, in the operation of a Korean version of LA's Liquid Operations Center ("LOC-K"). In addition, Reseller may, upon prior written approval by LA pursuant to Section 6 below, engage in other operational activities.

     3. RESELLER APPOINTMENT
        --------------------

          Subject to the terms and conditions set forth herein, LA hereby appoints Reseller to resell and to host the resale of Software Copies of the LA Software in the Licensed Territory, including related Maintenance Services, and Reseller hereby accepts such appointment. Such appointment shall be on an exclusive basis during the License Term and shall remain on an exclusive basis thereafter for the duration of the License Term, except as expressly provided to the contrary in this Agreement. Reseller's sole remuneration for the distribution of the LA Software shall be the difference between the Purchase Price for each Software Copy and related Maintenance Services, and Reseller's price to its customers. As a reseller, Reseller shall have the non-transferable, personal, revocable right and license to reproduce Software Copies and to market, distribute and resell such

Software Copies to End-Users both directly and indirectly through a resale network approved by LA of Dealer-Resellers in the Licensed Territory. All proposed Dealer-Resellers must meet the criteria set forth in Section 1(a) above and shall be identified in Exhibit C hereto. The Reseller shall contractually obligate all Dealer-Resellers to comply with the terms of this Agreement, and the Reseller further guarantees the performance of its Dealer-Resellers under this Agreement and shall indemnify and hold LA harmless from and against all losses, costs, liabilities and expenses arising out of or relating to any breach or default by such Dealer-Resellers of this Agreement. All Software Copies distributed by the Reseller will be accompanied by a copy of the End User License Agreement, and the Reseller agrees to enforce the terms and conditions of the End User License Agreement in the event of any violation by an End-User.

     4.   LIQUID MUSIC NETWORK--KOREA (LMN-K) APPOINTMENT
          -----------------------------------------------

          Subject to the terms and conditions set forth herein, LA hereby appoints Reseller to develop and operate the LMN-K, and Reseller hereby accepts such appointment. This appointment shall be on an exclusive basis during the License Term, except as expressly provided to the contrary in this Agreement. LA shall provide Reseller, within two months of the Effective Date, basic templates used for the United States version of the LMN. Within six months of the Effective Date, Reseller shall establish the LMN-K. Reseller shall develop and operate the LMN-K to the reasonable satisfaction of LA. All matters relating to the development and operation of the LMN-K shall be subject to LA's approval rights set forth in Section 8 below and shall be consistent with LA's standard practices and requirements for the United States version of the LMN, including without limitation use of LA's standard LMN affiliate artist and related agreements, provided, however that the LMN-K shall be subject to any variations specific to the Korean market as reasonably approved or requested by LA.

     5.   LIQUID OPERATIONS CENTER--KOREA ("LOC-K") APPOINTMENT
          -----------------------------------------------------

          To the extent required by LA and subject to the terms and conditions set forth herein, LA hereby appoints Reseller to operate the LOC-K, and Reseller hereby accepts such appointment. This appointment shall be on an exclusive basis during the License Term, except as expressly provided to the contrary in this Agreement. LA shall provide Reseller, within six (6) months of the Effective Date, a localized version of the software required for the operation of the LOC-K and such training as reasonably required consistent with LA's customary practice. Thereafter, and within six (6) months of delivery of the LOC-K Software, Reseller shall commence operation of the LOC-K, except that upon deployment of any LA Software within Korea the LOC shall be used in place of the LOC-K until the LOC-K is operational. LOC and/or LOC-K fees payable by Reseller's licensees of LA Software shall be retained by Reseller, provided that the amount of such fees shall be determined and revised from time to time by agreement of LA and Reseller. Reseller shall operate the LOC-K to the reasonable satisfaction of LA. All matters relating to the operation of the LOC-K shall be subject to LA's approval rights set forth in Section 8 below and shall be consistent with LA's standard practices and requirements for the United States version of the LOC, including without limitation use of LA's standard LOC agreements, provided, however that the LOC-K shall be subject to any variations specific to the Korean market as reasonably approved or requested by LA. Should LA update the software required for operation of the LOC-K, then LA shall provide Reseller with a localized version thereof.

     6.   OTHER RESELLER ACTIVITIES
          -------------------------

          In the event that Reseller desires to: (i) enter into any operational activities other than resale or distribution of the LA Software and Maintenance Services as permitted herein, (ii) partner with third parties with respect to the same, or (iii) receive revenues from transactions that are enabled by the LA Software ("Expanded Activities"), Reseller shall notify LA in writing, and LA agrees to negotiate in good faith with Reseller regarding the expansion of Reseller's appointment hereunder to include such Expanded Activities, provided, however, that LA reserves the right not to negotiate or agree to any proposed Expanded Activities if LA, in its sole business discretion, concludes that such proposed Expanded Activities would materially affect the core reseller operation of Reseller or LA's Trademarks in an adverse manner. LA shall have no liability to Reseller hereunder whatsoever in the event LA fails to enter into or negotiate any such agreement for Expanded Activities with Reseller. In addition, Reseller acknowledges that this Agreement is subject to termination by LA pursuant to Section 15 in the event that Reseller engages in any such operational activities without the prior written consent of LA. To the extent that LA may provide assistance to Reseller in establishing relationships with entities engaged in these Extended Activities businesses, LA agrees, in good faith to do so; provided, however, that LA shall not be obligated to take any action pursuant to this provision that would be inconsistent with it's obligations under any agreement it is a party to or that would, in LA's sole determination, have a negative impact on it's business, in any way.

     7.   ADDITIONAL LICENSE RESTRICTIONS
          -------------------------------

          a.   Territorial and Other Resale Restrictions. All End-Users
               -----------------------------------------
shall have a ship-to address within the Licensed Territory and the End-User License Agreement shall limit use of the LA Software to within the Licensed Territory. The Reseller's marketing rights are expressly limited to the marketing of the LA Software under approved LA Trademarks pursuant to Section 8 below. The Reseller's distribution license is limited to distribution of Software Copies in tangible packaged goods media, in the format(s) specified by LA, which may include without limitation CD-ROM or diskette, and no right or license is granted to distribute Software Copies via the Internet or any wide area network (WAN) or otherwise in electronic media, except as stated in the following two sentences. Reseller may permit downloading of the player software products identified in Exhibit A from its own Web site, from the Web site of any Dealer-Reseller, and from any other Web sites as may be approved by LA. Reseller may distribute and permit the distribution by Dealer-Resellers of the server software products identified in Exhibit A by FTP (file transfer protocol) to End-Users with a billing address in the Licensed Territory who certify that they reside in the Licensed Territory. In addition, the Reseller may not distribute the LA Software on a bundled or value-added basis, or through original equipment manufacturers without the prior written consent of LA. The Reseller shall pursue aggressive sales policies and procedures to realize the maximum sales potential for the Software Copies in the Licensed Territory. The Reseller shall not advertise, market, distribute, sell, or ship the Software Copies outside the Licensed Territory. The Reseller shall not sell or distribute, or permit the sale or distribution by any party, of the LA Software in any scheme being a lottery, as premiums, give-aways, close-outs, or discounts, as bundled merchandise, or in conjunction with any co-branded or other marketing arrangement not approved by LA, or for any other purposes not expressly contemplated and permitted by this Agreement.

          b.   General Restrictions. Except to the extent permitted in Section
               --------------------
9(a) below with respect to Localized Versions, the Software Copies may not be modified, translated or otherwise altered by the Reseller. The Reseller agrees that it will not itself, or through any Subsidiary, affiliate or other third party: (i) rent, lease, timeshare, or encumber the LA Software; (ii) attempt to decompile, disassemble or reverse engineer the LA Software in whole or in part, or otherwise attempt to derive the source code of the LA Software, or take any other action in derogation of LA's or its suppliers' intellectual property rights; (iii) market, distribute, sell, develop or cause to be developed any derivative software or any other software program based upon or competitive with the LA Software or any LA Trade Secrets or Confidential Information of LA; or
(iv) alter, encode, copy or transmit any audio or other information using the LA Software without obtaining all necessary copyright and other permissions, and Reseller will at its expense compensate and indemnify LA and its officers, directors, and employees against all liabilities, damages, claims, fines and expenses arising out of any claim that Reseller has not obtained such permissions.

          c.   Golden Master and Duplication Requirements. Upon receipt of the
               ------------------------------------------
advance payment set forth in Section 11(b) below, LA shall deliver to Reseller, one object code (machine-readable) golden master copy of the LA Software, along with one (1) copy of the Documentation. Upon completion of any Localized Versions, LA shall likewise deliver a golden master copy thereof to Reseller. Reproduction of Software Copies by Reseller shall be solely for the purposes of reselling such Software Copies pursuant to the terms of this Agreement, and shall be subject to accounting and payment of the applicable Purchase Price for all such Software Copies pursuant to Section 11 below. All Software Copies shall be subject to LA's quality control and related requirements set forth in Section 7(d) below. The Software Copies may not be modified, translated or otherwise altered by Reseller, and on each Software Copy the Reseller shall reproduce without alteration, distortion or obfuscation all proprietary, confidential, copyright or other notices of a similar nature that appear on or in the LA Software in the same form and location as they appear in the original.

          d.   Quality Control. Reseller will perform duplication, labeling,
               ---------------
packaging and all related activities that may be required by LA to prepare the Software Copies for resale to End-Users. All such activities shall be performed in accordance with LA's quality standards, as communicated to Reseller from time to time, it being understood that in order to maintain the value and goodwill associated with LA's Trademarks, all aspects of the Software Copies in finished goods form will be subject to the approval of LA. LA will have the right to monitor all aspects of the foregoing activities, and upon request at any time, Reseller will provide LA with access to its manufacturing facilities, warehouse and other facilities in order to perform quality control. Inventory levels of Software Copies maintained by Reseller shall be subject to the review and approval of LA. All subcontractors that may be used by Reseller hereunder shall be subject to the prior written approval of LA. Reseller shall bear all costs and expenses in connection with its obligations hereunder, except for those costs and expenses incurred by LA in connection with its monitoring activities, including without limitation, LA's traveling and lodging expenses.

          e.   Reservation of Rights. All rights not expressly granted hereunder
               ---------------------
are reserved by LA. This Agreement does not authorize or imply any rights other than as expressly set forth herein. Without limiting the foregoing, LA reserves the right under all of its intellectual property rights to make, have made, develop, market, license, sell and distribute within the Licensed Territory any software products other than the LA Software licensed for resale hereunder, to distribute the LA Software in the Licensed Territory on a bundled or original equipment manufacturer basis, and to distribute the LA Software in the Licensed Territory via the Internet or any wide area network (WAN) or otherwise in electronic media; provided that LA will not grant a license to any third party to distribute the Localized Versions in the Licensed Territory via the Internet. Subject to the foregoing, LA will report to Reseller the contact information for any potential End-User customer located within the Licensed Territory that contacts LA directly in regard to the purchase of Software Copies.

          f.   Ownership. LA retains ownership of the LA Software and all right,
               ---------
title and interest therein. The Reseller acknowledges and agrees that it is acquiring only a limited right to resell certain Software Copies of the LA Software hereunder. All patents, copyrights, trade secrets and other intellectual property rights in and to the LA Software shall remain the exclusive property of LA or its suppliers.

     8.   TRADEMARKS AND TRADE NAMES.
          --------------------------

          a.   Right to Use. During the term of this Agreement, the Reseller
               ------------
shall have the right and shall be required to indicate to the public within the Licensed Territory that it is an authorized reseller of the LA Software and that it operates its business under the name "Liquid Audio Korea," and shall have the right and shall be required to market and advertise the LA Software under the "Liquid Audio" trade name, and any other trademarks, marks, trade names, domain names, and Uniform Resource Locators (URLs) that LA may approve for use in connection therewith in the Licensed Territory (collectively, "LA's Trademarks"). All rights to use LA's Trademarks are granted solely to the extent such trade names are legally protectible in the Licensed Territory. Notwithstanding the foregoing and except for Reseller's use in conjunction with the LMN-K, any use of LA's Trademarks on Web sites or other postings on the Internet or in other electronic transmissions via computer networks shall be subject to the prior written approval of LA. The Reseller shall not use LA's Trademarks, or any other copyright, trademark, logo or other right of LA in any manner contrary to public morals, in any manner which is deceptive or misleading, which is derogatory to LA's Trademarks, or which compromises or reflects unfavorably upon the goodwill, good name, reputation or image of LA or LA's Trademarks, or which might jeopardize or limit LA's proprietary interest in LA's Trademarks. Any such misuse will give rise to LA's rights for immediate termination of this Agreement. Nothing herein shall grant to the Reseller any right, title or interest in LA's Trademarks. All uses of LA's Trademarks hereunder by the Reseller shall inure solely to the benefit of LA. At no time during or after the term of this Agreement shall the Reseller challenge or assist others to challenge LA's Trademarks or the registration thereof or attempt to register any trademarks, marks, trade names, domain names, Uniform Resource Locators (URLs), or like designations that are confusingly similar to those of LA.

          b.   Approval of Representations. All representations of LA's
               ---------------------------
Trademarks that the Reseller intends to use shall first be submitted to LA for approval in writing (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by LA. The Reseller shall not use any of LA's Trademarks in conjunction with another trademark on or in relation to any other software without LA's prior written approval. All uses shall be subject to approval by LA to ensure that the LA's Trademarks are not used by the Reseller in a manner that is unintended by LA, and notwithstanding any approval by LA, the Reseller is responsible for the contents of such advertising and compliance with all laws and regulations within the Licensed Territory relating thereto.

          c.   Registered User Agreements. LA and the Reseller shall enter into
               --------------------------
registered user agreements with respect to LA's Trademarks to the extent now or hereafter required, if at all, by applicable trademark law requirements in the Licensed Territory. The Reseller shall be responsible for proper filing of the registered user agreements, if any, with government authorities within the Licensed Territory and shall pay all costs or fees associated with such filings.

          d.   Infringement Actions. Reseller shall cooperate with LA in all
               --------------------
respects at LA's reasonable request in connection with any action or proceeding prosecuted by LA involving LA's Trademarks or other intellectual property rights. Reseller shall promptly notify LA of any such infringements or any acts of unfair competition by third parties that come to Reseller's attention. LA shall have the exclusive right, exercisable at its discretion, to institute in its own name and/or Reseller's name and to control, all actions against third parties relating to LA's Trademarks, and other intellectual property rights, at LA's expense. With respect to any such actions, LA shall employ counsel of its own choice to direct the handling of the litigation and any settlement thereof. LA shall be entitled to receive and retain all amounts awarded, if any, as damages profits or otherwise in connection with such suits handled by LA. Reseller shall not, without LA's prior written consent, institute any suit or take any action on account of such infringements, acts of unfair competition or unauthorized uses. LA's consent shall not be unreasonably withheld with respect to any infringement of rights licensed on an exclusive basis hereunder, and LA's consent may be withheld in its sole discretion with respect to any infringement of rights licensed on a non-exclusive basis hereunder. LA shall endeavor to provide Reseller with notice of its consent or lack thereof on an expedited basis in the event of an emergency that requires Reseller to seek immediate relief in order to prevent further infringement of rights licensed on an exclusive basis hereunder. If, with LA's consent, Reseller institutes, at its sole cost and expense, such a suit or action, the handling of the litigation and any settlement thereof shall remain subject to LA's approval, which shall not be unreasonably withheld. Reseller shall be entitled to recover all reasonable costs and expenses incurred in any such suit or action handled by Reseller from any financial recovery awarded or obtained, and the remainder shall be divided equally between LA and Reseller. LA shall incur no liability to Reseller by reason of LA's failure or refusal to prosecute or by LA's refusal to permit Reseller to prosecute, any alleged infringement by third parties, nor by reason of any settlement to which LA may agree.

     9. LOCALIZED VERSIONS AND MAINTENANCE SERVICES.
        -------------------------------------------

          a.   Localized Versions. LA will cooperate with Reseller to develop
               ------------------
Localized Versions pursuant to the terms of this Section 9(a) and Section 9(b); provided that all matters relating to the Localized Versions shall remain subject to the final approval and control of LA. LA will prepare a schedule of the processes to be accomplished in creating the Localized Versions and will allow Reseller to participate in the development of the Localized Versions where this participation is acceptable to LA in its sole discretion. In the event that the Reseller desires the development of a Localized Version, the Reseller will submit a localization request to LA that contains a detailed description of the desired localization, and LA shall evaluate the request and determine whether the requested localization meets the criteria for a Localized Version as set forth in Section 1(k) above. If LA reasonably determines that the requested localization meets the requirements set forth in Section 1(k) above, LA will cooperate with Reseller to develop the requested localization, which cooperation may include without limitation (i) using reasonable commercial efforts to perform any source code modifications that LA determines are necessary for the Localized Version, (ii) providing any application programming interfaces that LA determines are necessary for Reseller to complete the Localized Version, and (iii) providing any other reasonable assistance that LA determines is necessary for Reseller to complete the Localized Version. LA shall have no liability to the Reseller in the event that completion of any Localized Version is delayed for any reason or abandoned due to technical difficulties after a reasonable level of sustained diligent efforts by LA's personnel. LA's obligations hereunder with respect to Localized Versions shall continue during the License Term so long as Reseller's right to resell the LA Software under
Section 3 is exclusive within the Licensed Territory. The Reseller shall bear all costs associated with on-going production. On-going production costs include without limitation the cost of creation and production of any physical media or materials that are distributed as part of the Localized Versions, including without limitation, manuals, diskettes, labels and boxes required for the Software Copies in finished goods form pursuant to Section 7(c) above. In the event that the Reseller prepares any Korean-language translations or interface modification designs necessary for such localization, the Reseller will be solely responsible for, and shall ensure the accuracy and correctness, of all such Korean-language translations and interface modification designs provided by the Reseller. The scope of the initial Localized Version to be developed hereunder is set forth in Exhibit D.

          b.   Updates and Maintenance Services. LA will deliver to the Reseller
               --------------------------------
any Updates to the LA Software on a periodic basis consistent with LA's general release practices to its customers. Updates may be resold by Reseller as stand-alone Updates or as part of Maintenance Services. The Reseller will be responsible for all front-line maintenance and support for the LA Software for all End-User customers that purchase Maintenance Services from Reseller, and Reseller will ensure a minimum level of support to End-Users consistent with LA's then-current maintenance services agreement, and the goodwill and reputation associated with LA's Trademarks. LA shall provide Reseller with reasonable training and localization with respect to any major Update (i.e. version 3.0 or 4.0), within three months of such major Update if reasonably practicable, but LA shall have no obligation to provide such assistance with any minor Update (i.e. version 3.1 or 4.1), beta release or other Update.

          c.   Ownership Rights. All Updates and Localized Versions are included
               ----------------
in the LA Software licensed to the Reseller hereunder, and LA will own all right, title and interest in and to the Localized Versions and Updates, all specifications, designs, inventions, and all related work product in all stages of development ("Work Product"), including without limitation all translations, interfaces and other contributions by the Reseller hereunder, and all copyrights and other intellectual property rights therein and thereto. The Reseller hereby forever and irrevocably assigns and transfers to LA all right, title and interest in and to the Work Product, including without limitation, all copyrights, patents, trade secrets and other intellectual property rights therein and thereto, and LA shall have the exclusive right to file patents and other intellectual property registrations with respect thereto. All Updates and Localized Versions are provided on an AS-IS basis. LA cannot guarantee that program error reported by the Reseller relating to the LA Software will be corrected.

          d.   Cooperation by the Reseller. In order to facilitate prompt and
               ---------------------------
efficient completion of any Localized Versions hereunder, the Reseller and its personnel are required to cooperate fully with LA and its personnel in all respects, including without limitation providing information as to customer requirements, and providing access to (i) all necessary information relating to any localization request as requested by LA, (ii) Reseller's software systems and facilities; and (iii) officers and other personnel of the Reseller.

     10.  ADDITIONAL OBLIGATIONS OF THE RESELLER.
          --------------------------------------

          a.   Reseller Reports. The Reseller agrees to provide LA with a
               ----------------
quarterly resale and inventory report for itself and for each Dealer-Reseller, showing, at a minimum, the number of Software Copies of the LA Software duplicated and/or distributed during each calendar quarter, and the End-Users' names and addresses, and the quarter-end inventory position on hand. This report must be forwarded to LA within forty-five (45) days after the close of each calendar quarter.

          b.   Promotional Activities. The parties shall mutually agree on
               ----------------------
promotional activities that Reseller will perform to assist LA in developing its brand identity in the Licensed Territory. At minimum, the Reseller shall, at its own expense, within the Licensed Territory, actively promote the distribution of the LA Software, including advertising in trade and other appropriate publications, and participating in appropriate trade shows, seminars, and joint marketing programs with applicable marketing partners as may be designated or approved by LA.

          c.   Finances and Personnel. The Reseller shall maintain a net worth
               ----------------------
and working capital sufficient, in Reseller's reasonable judgment, to enable the Reseller to use its best efforts to perform fully and faithfully its obligations under this Agreement. The Reseller shall devote sufficient financial resources and technically qualified sales and service personnel to the LA Software to fulfill its responsibilities under this Agreement, including without limitation its Minimum Annual Payment Obligations set forth in Section 11(c) below.

          d.   Customer Relations. The Reseller shall, at its own expense (i)
               ------------------
provide adequate contact with existing and potential End-User customers within the Licensed Territory on a regular basis, consistent with good business practice; (ii) assist LA in assessing customer requirements for the LA Software, including modifications and improvements thereto, in terms of quality, design, functional capability, and other features; (iii) submit market research information, as reasonably requested by LA, regarding customer feedback, competition and changes in the market within the Licensed Territory; and (iv) promote the use of the LA Software in the major recording industry corporate accounts market segments; and develop and serve major recording industry corporate accounts.

          e.   Standard of Business Practices. The Reseller shall establish and
               ------------------------------
maintain, and shall cause its Dealer-Resellers, employees, consultants and agents to establish and maintain a high standard of ethical business practices in connection with its appointment to resell the LA Software hereunder in the Licensed Territory, including, without limitation, full compliance with Sections 16(o) and (p) below. The Reseller shall comply with all laws and regulations relating or pertaining to the distribution, sale, advertising or use of the LA Software in the Licensed Territory, and shall comply with the regulations and directives of any regulatory agencies which shall have jurisdiction over the LA Software.

          f.   Representations of Reseller. The Reseller represents and warrants
               ---------------------------
on a continuous basis that it is a corporation duly organized and validly existing under the laws of the country of organization first set forth above; it has full right, power and authority to enter into this Agreement and to perform all of its obligation hereunder; its execution, delivery and performance of this Agreement have been duly and properly authorized by all necessary actions and this Agreement constitutes its valid and binding obligation, enforceable against it in accordance with its terms; and its execution, delivery and performance of this Agreement will not, with or without the giving of notice or passage of time, or both, conflict with, or result in a default or loss of rights under, any provision of its Articles of Incorporation, By-Laws or other organizational documents or any other agreement to which it is a party.

          g.   Intellectual Property Registrations and Government Approvals.  LA
               ------------------------------------------------------------
shall be responsible for obtaining any copyright, trademark or other intellectual property rights protection, in LA's name, for the LA Software in the Licensed Territory. The Reseller shall promptly notify LA in writing of, and shall be responsible for obtaining, any necessary government approvals that may be required with respect to this Agreement. LA shall be responsible for all fees or expenses incurred in connection with such intellectual property registrations or filings other than registered trademark user filings pursuant to Section 8 above, if any. The Reseller shall be responsible for all fees or expenses incurred in connection with obtaining any necessary government approvals with respect to this Agreement.

     11.  COMPENSATION TO LA
          ------------------

          a.   Payment Terms. All payments due hereunder shall be calculated,
               -------------
denominated, and made in United States Dollars, and the Reseller shall be solely responsible for all costs of any currency conversion to United States Dollars, and such costs shall not reduce the amounts due to LA hereunder. All payments required hereunder shall be made by wire transfer to the account of LA, or in accordance with such other instructions as LA may from time to time provide to the Reseller. All payments hereunder shall be made without set-off of any amount whatsoever, whether based upon any claimed debt or liability of LA to the Reseller. Any past due amounts shall bear interest at the lesser of 1.5 percent (1.5%) per month or the maximum rate permitted by applicable law. To secure payments hereunder, LA hereby retains and Reseller hereby grants to LA a security interest in the LA Software inventory duplicated by Reseller and all proceeds therefrom. Reseller agrees to promptly execute documents requested by LA to perfect and protect such security interest. Reseller shall pay all of LA's costs and expenses (including reasonable attorneys' fees) to enforce LA's rights under this Subsection 11(a).

          b.   Initial Advance Payment. Upon execution of this Agreement,
               -----------------------
Reseller shall make payment to LA in the amount of [*] which amount shall constitute a nonrefundable payment for the Purchase Price of LA Software to be licensed to and used by Reseller for purposes of demonstrating for resale the LA Software and for enabling the LMN-K.

     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

          c.   Minimum Annual Payment Obligations. The Reseller shall, during
               ----------------------------------
the License Term, either: (i) have net revenues (as determined in accordance with U.S. Generally Accepted Accounting Principles) during each Annual Period greater than or equal to the amounts as set forth in column A of Exhibit B hereto, or (ii) make payment to LA, within thirty (30) days of the end of each Annual Period, in an amount equal to the amount set forth in column B of Exhibit B hereto, less the payments made to LA with respect to the resale of Software Copies during such Annual Period (such payment in this section 11(c)(ii) hereafter the "Minimum Annual Payment Obligations"). As used herein, "Annual Period" means the twelve (12) month period following the commencement of the License Term, and each subsequent twelve-month period thereafter. Revenues in any given Annual Period that are in excess of the required annual minimum may not be carried backward or forward to meet the required annual minimums for any other Annual Period. LA and Reseller shall, not less than annually during the License Term, meet and confer with respect to possible adjustment of the Minimum Annual Payment Obligations for each ensuing year, taking into account prevailing market conditions and other factors relevant thereto.

          d.   Taxes. In addition to the Purchase Price and other charges
               -----
specified above, the Reseller shall pay directly any and all taxes, imposts, duties or similar charges, including without limitation, sales, use, ad valorem, value added, franchise, withholding or other taxes, duties, imposts or charges that may be imposed by any jurisdiction in connection with any of the amounts payable by the Reseller to LA hereunder, however designated or levied, it being understood that the amounts payable hereunder are net amounts and may not be reduced by any taxes, duties, imposts or other charges. If Reseller is legally required to withhold any taxes on any payments made hereunder to LA, Reseller shall withhold and make timely payment of such taxes to the pertinent tax authorities, provided that the amount of such payments are grossed up to ensure that LA will receive the full amount payable hereunder. The Reseller shall indemnify and hold LA forever harmless from all such taxes, customs, duties, levies, impost or any other charges now or hereafter imposed, including, without limitation any penalties, interest or other assessments that may be incurred due to failure, delay or errors by the Reseller in reporting or payment thereof.

          e.   Statements. With respect to all Software Copies duplicated by or
               ----------
for the Reseller pursuant to Sections 3 and 7 above, within forty-five (45) days after the end of each quarterly period during the License Term (commencing with the first quarter-end during the first Annual Period), the Reseller shall deliver to LA a written statement setting forth an itemized report for the preceding quarterly period, together with full payment of the Purchase Price for all Software Copies resold during such period. Each statement shall contain information on the number and type of Software Copies duplicated by Reseller, the number and type of such Software Copies held in inventory, and the number and type resold by Reseller during the applicable period, names and other information collected by Reseller from End-Users of such Software Copies, along with such supporting or additional information as LA may from time to time reasonably request. Acceptance of payment by LA shall not preclude LA from questioning the correctness of any statement at any time. In addition to the foregoing, with respect to any of the LA Software for which LA makes a practice of issuing certificates to End-Users, Reseller shall provide LA with written notice of the resale of any Software Copies thereof, along with End-User names and related information, within five (5) business days after completion of the applicable sale to the End-User.

          f.   Accounting and Audit Rights. The Reseller shall keep and maintain
               ---------------------------
full and accurate books of account and records covering all Software Copies duplicated by Reseller pursuant to Sections 3 and 7 above. LA or its designees shall be entitled, at its expense, to audit and inspect such books and records on a quarterly basis during or after the License Term at any time during reasonable business hours, and make copies and summaries of such books and records. All such books of account and records shall be retained by the Reseller for a minimum of five (5) years after expiration or termination of this Agreement. If LA or its duly authorized representative discovers a deficiency in the payments to LA pursuant to any statement in the period under audit (an "Audit Deficiency"), the Reseller shall promptly pay such Audit Deficiency to LA and, if such Audit Deficiency is three percent (3%) or more of the payments made to LA pursuant to any statement in such audit period, the Reseller shall promptly pay all costs and expenses incurred by LA in connection with such audit. If such Audit Deficiency is twenty percent (20%) or more of the amounts paid to LA pursuant to any statement in the period under audit, then in addition to the above, LA may, at its sole option, immediately terminate the Agreement upon written notice to the Reseller, even if the Reseller tenders the Audit Deficiency and associated costs and expenses to LA.

     12.  LIMITED WARRANTY.
          ----------------

          a. Standard Limited Warranty to End Users. Reseller shall pass on to end users LA's standard limited warranty and other terms contained in the applicable End User License Agreement for each Software Copy.

          b.   No Other Warranty. EXCEPT FOR LA'S STANDARD LIMITED WARRANTY TO
               -----------------
END USERS, LA GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE LA SOFTWARE, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY, OR OTHERWISE.

     13.  INDEMNIFICATION OBLIGATIONS.
          ---------------------------

          a.   Indemnification by LA. The Reseller agrees that LA has the right
               ---------------------
to defend, or at its option to settle, and LA agrees, at its own expense, to defend or at its option to settle, any claim, suit or proceeding brought against the Reseller on the issue of infringement by the LA Software of any registered patent, copyright or trademark issued in the Licensed Territory prior to the Effective Date of this Agreement, or, with respect to Updates and Localized Versions, issued in the Licensed Territory prior to the date of release to Reseller, subject to the limitations hereinafter set forth. LA shall have sole control of any such action or settlement negotiations, and LA agrees to pay, subject to the limitations hereinafter set forth, any final judgment entered against the Reseller on such issue in any such suit or proceeding defended by LA. The Reseller agrees that LA at its sole option shall be relieved of the foregoing obligations unless the Reseller notifies LA promptly in writing of such claim, suit or proceeding and gives LA authority to proceed as contemplated herein, and, at LA's expense, gives LA proper and full information and assistance to settle and/or defend any such claim, suit or proceeding. Notwithstanding the foregoing, LA shall have no liability for, and Reseller will indemnify and hold harmless LA from, all liability arising from: (i) the combination or use by Reseller of the LA Software with any materials not furnished by LA, if such claim would have been avoided by use of the LA Software alone; (ii) the use or incorporation of any materials supplied to

LA by Reseller; or (iii) any other action or inaction by Reseller that results in the liability contemplated by this provision. If the LA Software, or any part thereof, is, or in the opinion of LA may become, the subject of any claim, suit or proceeding for infringement of any patent, copyright, or trademark or other intellectual property right, then LA may, at its option and expense: (i) procure for the Reseller the right to sell or use, as appropriate, the LA Software or such part thereof; (ii) replace the LA Software, or portions thereof, with other suitable LA Software or portions thereof; (iii) suitably modify the LA Software, or portions thereof; or (iv) if none of the foregoing is commercially feasible in relation to LA's global business interests, terminate this Agreement and the Reseller's license to the LA Software. LA shall not be liable for any costs or expenses incurred without its prior written authorization.

          b.   Limitation. Notwithstanding the provisions of Section 13(a)
               ----------
above, LA assumes no liability for (i) infringements covering any combination, method or process in which any of the LA Software may be used but not covering the LA Software when used alone, including without limitation any use of software belonging to third parties, regardless of whether such software may be necessary to the use or modification of, or compatible with, the LA Software,
(ii) infringements involving the modification or servicing of the LA Software, or any part thereof, unless such modification or servicing was performed by LA,
(iii) failure of the Reseller to implement any Updates to the LA Software, if the infringement would have been avoided by the use of the Update, (iv) any trademark infringements involving any marking or branding other than LA's Trademarks when used alone; or (v) infringements arising from uses of the LA Software which do not comply with the uses permitted under this Agreement.

          c.   Entire Liability. The provisions of this Section 13 state the
               ----------------
entire liability and obligations of LA and the exclusive remedy of the Reseller and its customers, with respect to any alleged infringement of patents, copyrights, trademarks or other intellectual property rights by the LA Software or any part thereof. The provisions of this Section 13 state the entire liability and obligations of both parties and the exclusive remedy of both parties with respect to any indemnification obligations, other than as set forth in Section 16(k) below.

          d.   Indemnification by the Reseller. Except for LA's indemnification
               -------------------------------
obligations set forth above, the Reseller will indemnify, defend and hold harmless LA, its parents, subsidiaries, affiliates, and each of their respective successors and permitted assigns, directors, officers, employees, representatives, agents, consultants, and contractors in respect of any and all losses, claims, suits, proceedings, liabilities, causes of action, damages, costs, expenses (including reasonable attorneys' fees and expenses) arising out of or relating to the breach or inaccuracy of, or failure to comply with, any of the representations, warranties, covenants, agreements, terms or conditions made by the Reseller hereunder, the use, operation or distribution of the LA Software by the reseller or any of the Dealer-Resellers, use of any audio recordings or other copyrighted material in connection with the LA Software, or the actions or omissions, including negligence and other tortious conduct, of the Reseller's or its Dealer-Resellers' employees, officers, agents or contractors. Notwithstanding the foregoing, Reseller shall incur no liability under this provision for action taken at the express request of or under the direction of LA.

     14.  PROPERTY RIGHTS AND CONFIDENTIALITY.
          -----------------------------------

          a.   Property Rights. Reseller agrees that LA owns all rights, title,
               ---------------
and interest in the product lines that include the LA Software and in all of LA's patents, LA Trademarks, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the LA Software. The use by Purchaser of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease.

          b.   Confidential Information. "Confidential Information" means this
               ------------------------
Agreement and its Exhibits, any addenda hereto signed by both parties, all LA Software, Documentation and Localized Versions, all information models, logic diagrams, data, drawings, benchmark tests, specifications, structure, sequence, and organization, object code and source code of or relating to the LA Software, if disclosed to Reseller hereunder in written, electronic or verbal form, provided that any verbal disclosure shall be confirmed in writing within thirty
(30) days, and any adaptations of the aforementioned, all knowledge and know-how inherent to the LA Software, as well as the knowledge and know-how that is applied to the configuration of the LA Software, and any other proprietary information supplied to the Reseller by LA hereunder in written, electronic or verbal form, provided that any verbal disclosure shall be confirmed in writing within thirty (30) days. The Reseller acknowledges that LA's proprietary interest in the Confidential Information includes LA's Trade Secrets, and acknowledges that any use of the Confidential Information inconsistent with this Agreement shall constitute an infringement of LA's intellectual property rights, a misappropriation of LA's Trade Secrets, unfair competition and a breach of this Agreement. The Reseller further acknowledges that the LA Software is protected as an unpublished trade secret and embodies LA's copyrights and LA's Trade Secrets.

          c.   Nondisclosure Obligations. The Reseller acknowledges that the
               -------------------------
Confidential Information constitutes valuable trade secrets of LA and the Reseller agrees that it shall use the Confidential Information solely in accordance with the provisions of this Agreement and will not disclose, or permit to be disclosed, the same, directly or indirectly, to any third party without LA's prior written consent, except as expressly permitted by this Agreement pursuant to the distribution of the LA Software; provided that the End-User License Agreement contains provisions sufficiently protective of the Confidential Information. The Reseller agrees to exercise a high standard of care in protecting the Confidential Information from unauthorized use and disclosure. Without limiting the foregoing, the Reseller shall adopt whatever measures may be required to limit access to the Confidential Information to those of its employees that are subject to non-disclosure obligations and who require such access in order to use the LA Software in a manner consistent with this Agreement. In addition, the Reseller assumes all responsibility and shall indemnify LA for the fraudulent use or illegal copying or use of the Confidential Information by its employees or related third parties. However, the Reseller bears no responsibility or obligation hereunder with respect to any information that is publicly available or becomes publicly available without the fault of Reseller, already in the Reseller's possession and not subject to a confidentiality obligation, obtained by the Reseller from third parties without restrictions on disclosure, or required to be disclosed by order of a court or other governmental entity after opportunity for LA to seek confidential treatment or a protective order.

          d.   Reseller Confidential Information. "Reseller Confidential
               ---------------------------------
Information" means valuable business and technical information which is not publicly available and is protected by Reseller as confidential information and which is disclosed in tangible or intangible form by Reseller to LA in connection with this Agreement, provided that any verbal disclosure must be confirmed in writing within thirty (30) days. The Reseller Confidential Information shall include, without limitation, all advertising material, price schedules and all customer, marketing, sales, financial and trading information, relating to the LA Software or Reseller's business, provided that the foregoing is not publicly available and is protected by Reseller as confidential information. LA shall observe the same obligations with respect to the Reseller Confidential Information as imposed on Reseller above with respect to LA's Confidential Information.

     15.  TERM AND TERMINATION. Subject to earlier termination as set forth in
          --------------------
this Agreement, this Agreement shall commence upon the Effective Date and continue until expiration of the Initial Term, and shall be subject to automatic extension for the Renewal Term, provided that Reseller is in compliance with its obligations hereunder, and provided further that Reseller has met or exceeded each of the annual revenue targets for the Initial Term, as specified in the Business Plan of Reseller (a copy of which is attached as Exhibit E to the LAK Shareholders Agreement), as such Business Plan may be revised from time to time with the express written consent of LA.

          a.   Mutual Agreement. This Agreement may be terminated pursuant to
               ----------------
the mutual, written agreement of the parties.

          b.   Termination Due to Related Events. This Agreement shall terminate
               ---------------------------------
automatically if either: (i) the LAK Shareholders Agreement or (ii) that certain Consulting Agreement entered into between Reseller and LA pursuant to the LAK Shareholders Agreement is terminated for any reason.

          c.   Termination for Default. If either party defaults in the
               -----------------------
performance of any material provision of this Agreement, then the non-defaulting party may give written notice to the defaulting party that if the default is not cured within thirty (30) days the Agreement will be terminated; provided that the cure period shall be ten (10) days for payment obligations, and there shall be no cure period if the nature of the default is not subject to cure. If the non-defaulting party gives such notice and the default is not cured during the applicable period (if any), then the Agreement shall automatically terminate at the end of that period.

          d.   Termination for Insolvency. This Agreement may be terminated by
               --------------------------
either party, on notice, (i) upon the institution by or against the other party of insolvency, receivership, bankruptcy, reorganization or composition proceedings or any other proceedings for the settlement of the other party's debts, (ii) upon the other party's making an assignment for the benefit of creditors, or (iii) upon the other party's dissolution, winding up or ceasing to conduct business in the normal course.

          e.   Termination for Changes in Reseller's Business. This Agreement
               ----------------------------------------------
may be terminated by LA, upon written notice, upon the occurrence of any of the following events, unless LA has granted its advance written approval in regard to the applicable event: (i) upon the Reseller's making any basic change in the general nature or scope of its business, including without limitation, changes to its articles of incorporation, including any increase or reduction in authorized share capital and any changes in the rights of outstanding shares; (ii) upon the removal of the director(s) from Reseller's board that were nominated by LA, if any; (iii) upon the sale of any equity of Reseller other than pursuant to the initial formation thereof pursuant to the LAK Shareholder Agreement; (iv) upon the merger or consolidation of Reseller with another company, or the sale of all or substantially all of the business or assets of Reseller, or any other change of control of Reseller; (v) upon the establishment by Reseller, SKM Limited, or any of their investors, of a business relationship with any direct competitor of LA, including direct or indirect participation in any entity that sells, resells or distributes any software product or service that materially competes with the LA Software, or supplies any music products or services; (vi) upon the investment by Reseller in any other business or entity; (vii) upon Reseller's entering into any material transactions not in the ordinary course of business or between Reseller and a director or shareholder of Reseller or an affiliate of such a shareholder, other than the LAK Shareholders Agreement; (viii) upon Reseller's engaging in, or preparing to engage in (including without limitation negotiation with third parties) any Expanded Activities without LA's prior written consent obtained in each instance pursuant to Section 6 above.

          f.   Legal or Regulatory Prohibitions. If any law or regulation
               --------------------------------
applicable to LA or the Reseller prohibits use of the LA Software by the Reseller in the manner contemplated by this Agreement, or permits the use of the LA Software by the Reseller in a manner not expressly licensed by this Agreement, this Agreement may be terminated by LA by giving written notice of termination to the Reseller, such termination to be immediately effective upon the giving of such notice.

          g.   Limitation on Termination Liability. In the event of termination
               -----------------------------------
by LA in accordance with any of the provisions of this Agreement, LA shall not be liable to the Reseller, because of such termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of the Reseller. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

          h.   Return of Materials. Pursuant to Section 14(a) above, all of LA's
               -------------------
Trademarks, patents, copyrights, designs, drawings, formulas, algorithms, golden masters, translations, artwork or other data, photographs, samples, literature, and sales aids of every kind relating to the LA Software shall be and remain the property of LA. Within thirty (30) days after the expiration or termination of this Agreement, Reseller shall prepare all such items in its possession for shipment, as LA may direct, at LA's expense. Reseller shall not make or retain any copies of any confidential items or information which may have been entrusted to it. Upon expiration of this Agreement (but not upon any earlier termination hereof), Reseller shall have limited sell-off rights in a manner consistent with this Agreement for a period of forty-five (45) days with respect to inventory on hand in an amount not greater than the immediately preceding quarter's total unit sales amount. Effective upon the termination of this Agreement, Reseller shall cease to use all LA Trademarks. In this regard, immediately upon the termination of this Agreement, Reseller shall take all steps, as instructed by LA, to de-register or to transfer to LA any user rights LAK may have with respect tot he LA Trademarks.

          i.   Survival of Certain Terms. The provisions of Sections 9(c)
               -------------------------
(Ownership Rights), 11(d) (Taxes), 11(e) (Statements), 11(f) (Accounting and Audit Rights), 12 (Limited Warranty), 13 (Indemnification Obligations), 14 (Property Rights and Confidentiality), 15 (Term and Termination), 16 (Miscellaneous Provisions), 17 (Limitation of Liability), along with all End-User License Agreements for Software Copies previously distributed, shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

     16.  MISCELLANEOUS PROVISIONS.
          ------------------------

          a.   Arbitration of Disputes. Except as otherwise provided in this
               -----------------------
Agreement, any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including the interpretation, performance or termination, shall be exclusively and finally resolved by binding arbitration. Arbitration shall be conducted by the International Chamber of Commerce (the "ICC") which shall administer the arbitration under its then-current Rules of Arbitration (the "Rules"). The arbitration shall be conducted by a single arbitrator chosen in accordance with said Rules. The arbitration, including the rendering of the award, shall take place in Tokyo, Japan and Tokyo shall be the exclusive forum for resolving such dispute, controversy or claim. The arbitration proceedings and all pleadings and rulings shall be conducted and written in the English language. For the purpose of any arbitration proceeding, this Agreement shall be governed by the governing law described in Section 16(c) below. This arbitration agreement is intended by the parties to be self-executing. The panel shall have sole jurisdiction to determine whether (i) a claim is subject to arbitration, (ii) the arbitration may proceed even if one of the parties refuses to attend or participate and (iii) an award against that party may be ordered pursuant to default or otherwise by the panel. The parties agree that they will arbitrate all claims agreed to be arbitrated herein regardless of the existence of any related dispute, action or special proceeding between any or all of the parties hereto and/or any third party. The arbitration panel shall render a written arbitration decision with its award, and the decision of the arbitration panel shall be final and binding upon the parties hereto, and the parties hereby waive any right of appeal under applicable law. Judgment upon the award rendered by the arbitration panel may be entered in any court of competent jurisdiction. The prevailing party shall be entitled to recover its reasonable attorneys' fees and its share of the costs including any auditing costs or expenses of expert witnesses.

          b.   Injunctive Relief. In the event of actual or threatened
               -----------------
breach of the provisions of Sections 3 - 7, or 8 above, the nonbreaching party will have no adequate remedy at law and will be entitled to immediate, injunctive or other equitable relief, without bond and without the necessity of showing actual money damages, and notwithstanding Section 16(a) above, each party shall have the right to institute judicial proceedings against the other party or anyone acting by, through or under such other party in order to seek such injunctive or other equitable relief. The prevailing party in any such legal action for injunctive or equitable relief shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees. With respect to any such legal action for injunctive or equitable relief, the State courts sitting in Santa Clara County, California, and the Federal courts for the Northern District of California shall have nonexclusive jurisdiction, and the parties hereby irrevocably consent to personal jurisdiction of and venue in such courts in any such matter and waive any objection thereto.

          c.   Governing Laws. The validity, construction and enforceability of
               --------------
this Agreement shall be governed in all respects by the laws of the State of California (and applicable United States federal law) applicable to agreements negotiated, executed and performed in the State of California by California parties, without reference to conflict of law principles. For the avoidance of doubt, the rights and obligations of the parties under this Agreement shall not be governed by the 1980 United Nations Convention on Contracts for the International Sale of Goods.

          d.   Disclosure; Publicity. Except as specifically provided herein,
               ---------------------
nothing in this Agreement shall be deemed to give either party any rights to use the other party's trademarks or trade names without the other party's specific, written consent. LA and the Reseller shall consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby. Neither LA nor the Reseller shall issue any such press release or make any public statement without the agreement of the other party, except as may be required by law.

          e.   Notices. All notices required hereunder shall be in writing and
               -------
shall be made by personal delivery, or by legible facsimile or by first class, registered or certified mail, postage prepaid, or by express courier, to LA and to the Reseller at the address and telecopier numbers indicated below:

                    (1)  For the Reseller:
                            Liquid Audio Korea Co., Ltd.
                            3f WonKyung Bldg. 788-16
                            Yoksam-Dong, Kangnam-Gu
                            Seoul, 135-080, Korea
                            Attention: ___________________
                            Telecopy: ____________________

                    (2)  For LA:

                            Liquid Audio, Inc.
                            810 Winslow Street
                            Redwood City, California 94063
                            Attention: Robert Flynn
                            Telecopy: 650.549.2099

                            With a mandatory copy to:

                            Wilson Sonsini Goodrich & Rosati
                            650 Page Mill Road
                            Palo Alto, California 94304-1050
                            Attention: Hank Barry, Esq.
                            Telecopy: 650.493.6811
or such other address or addresses as may have been furnished in writing to LA by the Reseller or to the Reseller by LA. Any notice or other communication required to be given hereunder shall have been duly given five (5) business days after posting when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited postage prepaid, or if by legible facsimile, when received or, if by express courier or in person, when received.

          f.   Severability. Whenever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement should be invalid under applicable law, such provision or portion of such provision shall be ineffective to the extent of such invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

          g.   Waiver. A provision of this Agreement may be waived only by a
               ------
written instrument executed by the party entitled to the benefit of such provision. The failure of any party at any time to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same. A waiver of any breach of any provision of this Agreement shall not be construed as a continuing waiver of other breaches of the same or other provisions of this Agreement.

          h.   Further Assurances. The parties shall each perform such acts,
               ------------------
execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated by this Agreement. In the event that the Reseller fails to promptly execute any documents reasonably necessary to confirm, set or record LA's rights to the LA Software, Updates, Localized Versions or any other Work Product owned by LA hereunder, the Reseller hereby appoints LA as its attorney-in-fact for the purpose of executing such documents, which appointment shall be deemed a power coupled with an interest and shall be irrevocable.

          i.   Subject Headings; Counterparts. The subject headings of the
               ------------------------------
sections of this Agreement are included for the purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. This Agreement may be executed in counterparts. Each executed counterpart may be delivered to the other party by facsimile and copies bearing the facsimile signature of a party will constitute a valid and binding execution and delivery of this Agreement.

          j.   Entire Agreement. This Agreement, including the Exhibits attached
               ----------------
hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, communications and understandings between them with respect thereto. No modification of this Agreement shall be effective without the mutual written agreement of both parties. No terms or conditions of any purchase order, acknowledgment or other business form that the Reseller may use in connection with the acquisition or licensing of the LA Software will have any effect on the rights and obligations of the parties hereunder, or otherwise modify this Agreement, regardless of any failure by LA to object to such terms or conditions.

          k.   Independent Contractors. The relationship of LA and the Reseller
               -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct and control the day-to-day activities of the other, (ii) constitute the parties as partners, co-owners or otherwise as participants in a joint or common undertaking, or (iii) allow the Reseller to create or assume any obligation on behalf of LA for any purpose whatsoever. All financial obligations associated with the Reseller's business are the sole responsibility of the Reseller. All sales and other agreements between the Reseller and its customers are the Reseller's exclusive responsibility and shall have no effect on the Reseller's obligations under this Agreement. The Reseller shall be solely responsible for, and shall indemnify and hold LA free and harmless from, any and all claims, damages or lawsuits (including LA's reasonable attorneys' fees) arising out of the negligence or other tortious conduct of the Reseller, its employees or its agents in performing Reseller's obligations or exercising Reseller's rights under this Agreement. LA shall indemnify and hold Reseller free and harmless from any and all claims, damages or lawsuits (including Reseller's reasonable attorneys' fees) arising out of the negligence or other tortious conduct of LA's employees or agents in performing LA's obligations under this Agreement.

               l.  Nonassignability and Binding Effect. A mutually agreed
                   -----------------------------------

consideration for LA's entering into this Agreement is the reputation, business standing, and goodwill honored and enjoyed by the Reseller under its present ownership, and, accordingly, the Reseller agrees that its license and other rights and obligations under this Agreement may not be transferred or assigned directly or indirectly, whether by operation of law or otherwise, without the prior written consent of LA, and any purported transfer or assignment without such consent shall be void ab initio. Subject to the foregoing sentence, this
                           ---------
Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns.

               m.  Force Majeure. Except for payment obligations hereunder,
                   -------------
neither party shall incur liability to the other party due to any delay or failure in performance hereunder caused by reason of any occurrence or contingency beyond its reasonable control, including but not limited to failure of suppliers, strikes, lockouts or other labor disputes, riots, acts of war or civil unrest, earthquake, fire, the elements or acts of God, novelty of product manufacture, unanticipated product development problems, or governmental restrictions or other legal requirements; provided, that such party notifies the other party in writing immediately upon commencement of such event and makes diligent efforts to resume performance immediately upon cessation of such event. In the event such events continue for a period of one hundred eighty (180) days in the aggregate, the other party shall have the right to terminate this Agreement upon written notice to such party.

               n.  Language. This Agreement is in the English language only,
                   --------
which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

               o.  Compliance with Laws. The Reseller shall, at its own expense,
                   --------------------
pay all import licenses and permits, pay customs charges and duty fees, and take all other actions required to accomplish the import and use of the LA Software in the Licensed Territory. The Reseller shall ensure compliance with any applicable laws relating to its activities under the terms of this Agreement, and Reseller hereby represents and warrants that no consent, approval or authorization, or designation, declaration or filing with any governmental authority in the Licensed Territory is required in connection with the valid execution, delivery and performance of this Agreement.

               p.  Government Regulations. The Reseller acknowledges that LA may
                   ----------------------
be subject to regulation by various government agencies having jurisdiction, which may prohibit use, export, re-export or diversion of certain products, technical data, or other technology in or to the Licensed Territory. Any and all obligations of LA to provide the LA Software, Documentation, or any media in which any of the foregoing is contained, as well as any other technical assistance shall be subject in all respects to such applicable laws and regulations as shall from time to time govern the license and delivery of technology and products. The Reseller agrees to cooperate with LA, including, without limitation, providing required documentation, in order to obtain any necessary export licenses or exemptions therefrom. The Reseller warrants that it will use its reasonable efforts to comply with all such applicable laws and regulations governing use, exportation and reexportation in effect from time to time. In addition, LAK will not trade with North Korea in contravention of any applicable U.S. laws or regulations. Breach of this obligation will be deemed a material breach by LAK.

     17.  LIMITATION OF LIABILITY.
          -----------------------

     EXCEPT FOR INDEMNIFICATION OBLIGATIONS UNDER SECTION 14 ABOVE, IN NO EVENT SHALL LA'S AGGREGATE LIABILITY HEREUNDER EXCEED THE TOTAL AMOUNTS PAID BY THE RESELLER HEREUNDER DURING THE ANNUAL PERIOD(S) IN WHICH SUCH CLAIM(S) AROSE. IN NO EVENT SHALL LA BE LIABLE TO THE RESELLER OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR RELIANCE DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF CONTRACT, NEGLIGENCE OR UNDER ANY OTHER LEGAL THEORY, WHETHER FORESEEABLE OR NOT AND WHETHER OR NOT LA HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL LA BE LIABLE FOR LOST DATA, LOST PROFITS, BUSINESS INTERRUPTION, FAILURE OF THE SOFTWARE, OR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS BY ANYONE. THE RESELLER AGREES THAT THESE LIMITATIONS OF LIABILITY ARE AGREED ALLOCATIONS OF RISK AND ARE REFLECTED IN THE ROYALTIES AND FEES AGREED UPON BY THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized.

LIQUID AUDIO, INC.                            LIQUID AUDIO KOREA, INC.

By: /s/ Robert Flynn                          By: /s/ Kyu Hwa Lee
   -------------------------                     ------------------------
         (Signature)                                    (Signature)

Name: Robert Flynn                            Name: Kyu Hwa Lee
     ------------------------                     ------------------------
     (Print or Type)                                (Print or Type)


Title: VP BUSINESS MANAGEMENT                 Title: President
      -----------------------                       ----------------------

                                   EXHIBIT A

                                  LA SOFTWARE

All current Liquid Audio client, server and content creation software that Liquid Audio itself has the right to license.

                                   EXHIBIT B

                      MINIMUM ANNUAL PAYMENT OBLIGATIONS

        Column A                     Column B
        --------                     --------
        net rev.                    software copies

          [*]                           [*]

          [*]                           [*]

          [*]                           [*]

          [*]                           [*]

          [*]                           [*]

     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                 INITIAL CAPITAL INVESTMENT REQUIREMENTS: LAK


                                                    Korean Won      US Dollars

     [*]                                               [*]             [*]


     * Certain information in this Exhibit has been omitted and filed seperately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                   EXHIBIT C

                          AUTHORIZED DEALER-RESELLERS

                                   EXHIBIT D

                      SCOPE OF INITIAL LOCALIZED VERSION

The Initial Localized Software shall consist of the interface to the Liquid Audio client software application.

                                   EXHIBIT F

                        SCOPE OF ADDITIONAL LA SERVICES

Pursuant to Section 10 of this Agreement, LA may:

*    Provide LAK with technical insight and dialogue on product development.
*    Control localization of software products.
* Provide assistance in development of operations that enable LAK activities, e.g. mass encoding projects.
* Provide assistance in design of hardware/network configuration for retail/kiosk operation ("LTMC-K").
* Provide assistance in design and execution of the Liquid Music Network - Korea ("LMN-K").
*    Provide assistance in locating global sponsors/advertisers for the LMN-K.
* Provide assistance in accessing non-Korean content for inclusion in the LMN-K.
* Assist LAK in relationships with Korean operations of major multinational entertainment companies.
* Provide assistance in the creation of sales materials appropriate for the Korean marketplace.
*    Provide technical support.
* Conduct discussions with multinational OEM's for the bundling of the Korean version of the free Liquid MusicPlayer with their product sold in Korea.
* Integration of Korean rights reporting societies in the global Liquid Audio copyright management solution.
* Assistance in discussions and education of the Korean rights reporting societies.
*    Establish and oversee the operations of the local Liquid Operations Center.